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                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                            CONTACT:
                                            CATHERINE M. BIFFIGNANI
                                            VICE PRESIDENT, INVESTOR RELATIONS
                                            314-645-6600

                                            [KV
FOR IMMEDIATE RELEASE                       PHARMACEUTICAL logo]




              KV PHARMACEUTICAL LAUNCHES ENHANCED FORMULATION OF
                               PRIMACARE ONE(R)


             SETS NEW STANDARD FOR PRESCRIPTION PRENATAL VITAMINS

      PRIMACARE ONE(R) ENHANCED FORMULATION NOW IS THE MOST COMPREHENSIVE
           ONCE-DAILY PRESCRIPTION PRENATAL VITAMIN IN ITS CATEGORY,
                   DELIVERING THE MOST OMEGA-3S, DHA AND EPA

St. Louis, MO, December 17, 2008 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that its Ther-Rx Corporation branded pharmaceutical subsidiary
- the U.S. market leader in branded prenatal vitamins - has enhanced the formulation of one of its most innovative products, PrimaCare ONE(R). The enhanced PrimaCare ONE(R) replaces the previous formulation, immediately becoming the most comprehensive one-capsule-per day omega-3 prescription prenatal vitamin in the market and providing unmatched prenatal and postnatal nutritional support for mothers and babies.

The new enhanced formulation of PrimaCare ONE(R) now delivers the most omega-3s, and includes both DHA (Docosahexaenoic acid) and EPA (Eicosapentaenoic acid), along with 13 vitamins and minerals, folic acid, plus a stool softener. PrimaCare ONE(R) provides all of these benefits with the convenience of one-capsule-per day. The product demonstrates Ther-Rx's continued leadership in marketing innovative branded pharmaceuticals to women in their childbearing years as part of its PreCare(R) family prescription nutritional product line.

"Ther-Rx is committed to continuously enhancing our products based on both doctor and patient feedback," stated Greg Divis, President of Ther-Rx Corporation. "PrimaCare ONE(R) has been a tremendously successful contributor to our prenatal line. We are very excited to have the opportunity to further improve PrimaCare ONE(R) through this new enhanced formulation. We are now providing the most omega-3s in a one-capsule-per day product to help Mom's replace the up to 50% of essential fatty acid stores lost during

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pregnancy. The National Institutes of Health (NIH), the American Heart
Association, the World Health Organization and the American Psychiatric Association recommend supplementation with DHA and EPA for pregnant Mothers. We believe PrimaCare ONE(R) helps address the concerns of physicians, patients and leading health associations."

The enhanced PrimaCare ONE(R) is the newest offering in a line of prescription prenatal nutritionals offered by Ther-Rx Corporation. Since the strategic acquisition of a single prescription prenatal product in 1999 (PreCare(R) Prenatal), Ther-Rx has expanded this segment from one product and $4 million in annual revenues to more than seven products that generated revenues of more than $82 million during fiscal 2008. This performance has been a key factor driving Ther-Rx to its market leadership position with a 43% market share in the U.S. branded prescription prenatal vitamin market for fiscal year 2008, more than twice the share of the nearest competing franchise.

ABOUT KV PHARMACEUTICAL COMPANY
-------------------------------
KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The company markets its technology distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded drug subsidiary.

For further information about KV Pharmaceutical Company, please visit the company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
-----------
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipates", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, product development, product launches, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially

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from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the introduction and impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries; (13) risks that the Company may not ultimately prevail in litigation, including challenges to our intellectual property rights by actual or potential competitors or to our ability to market generic products due to brand company patents and challenges to other companies' introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 16 of the Notes to the Consolidated Financial Statements in the Company's Form 10-Q for the quarter ended June 30, 2008; (14) the possibility that KV's current estimates of the financial effect of certain previously announced product recalls could prove to be incorrect; (15) whether any product recalls or product introductions results in litigation, agency action or material damages; (16) the possibility that the findings of the Audit Committee inquiry referenced in the Company's Form 10-Q for the quarter ended June 30, 2008, and Form 12b-25 filed with the SEC on November 13, 2008, could have a material impact on the Company's financial results; (17) the satisfaction or waiver of the other closing conditions in the previously disclosed Gestiva(TM) acquisition agreement; (18) the possibility that the auction rate securities held by the Company may not return to liquidity or at their face value; and (19) the risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.